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                                                                    EXHIBIT 23.7


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-62510 of FelCor Lodging Trust Incorporated on Form S-4 of our report on the combined financial statements of Bristol Hotels & Resorts Tenant Companies dated March 30, 2001, appearing in the Annual Report on Form 10-K of FelCor Lodging Trust Incorporated for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the joint Proxy Statement/Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Atlanta, Georgia
August 17, 2001